NEWS RELEASE

Exhibit 99.1

MATTEL REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

Second Quarter Highlights1

•	Worldwide net sales up 2% as reported, and up 3% in constant currency; worldwide gross sales up 1% as reported, and up 2% in constant currency.

•	Strong International performance with net sales up 8%, and gross sales up 6% as reported, offset by lower sales in North America.

•	Year-to-date POS remains strong across key power brands including Barbie®, Hot Wheels® and Fisher-Price®.[2]

•	Reported loss per share of $0.16, and adjusted loss per share of $0.14.

•	On June 14, 2017, Board declared a 2017 third quarter cash dividend of $0.15 per share.

EL SEGUNDO, Calif., July 27, 2017 - Mattel, Inc. (NASDAQ: MAT) today reported second quarter 2017 financial results.
"Our key power brands—Barbie, Hot Wheels and Fisher-Price—continued to show strength at retail in the second quarter," said Margo Georgiadis, CEO of Mattel. "In addition, we are moving quickly to activate the strategy that we outlined in June to future-proof Mattel and deliver enhanced, sustainable growth over the medium-term."
For the second quarter of 2017, net sales were up 2% as reported, and up 3% in constant currency, versus the prior year's second quarter. Gross sales were up 1% as reported, and up 2% in constant currency. Reported operating loss was $48.7 million, and adjusted operating loss was $40.1 million. Reported loss per share was $0.16, and adjusted loss per share was $0.14.
POS Summary2
Globally, consumer takeaway for Barbie, Hot Wheels and Fisher-Price continued to show strength, with each up double digits in the second quarter, and high-single digits year-to-date.
Financial Overview
For the second quarter, net sales in the North American Region decreased by 3% as reported and in constant currency, versus the prior year’s second quarter; gross sales in the North American Region decreased by 2% as reported and in constant currency. In the International Region, net sales increased by 8% as reported, and by 10% in constant currency; gross sales in the International Region increased by 6% as reported, and by 8% in constant currency. Gross margin for the quarter decreased 430 basis points, driven mainly by higher royalty expense, unfavorable product mix, lower licensing income and higher product costs. Reported other selling and administrative expenses increased by $2.4 million; adjusted other selling and administrative expenses for the quarter increased $11.7 million, reflecting higher employee-related costs, costs associated with the new American Girl® flagship store in New York City and investments in China. Reported operating loss for the quarter was $48.7 million, compared to the prior year's second quarter reported operating loss of $11.7 million. Adjusted operating loss for the quarter was $40.1 million, compared to the prior year's second quarter adjusted operating income of $6.2 million.
For the six months ended June 30, 2017, net cash flows used for operating activities were approximately $549 million, an increase of approximately $308 million versus the same period in the prior year, primarily driven by higher working capital usage and a higher net loss. Cash flows used for investing activities were approximately $106 million, a decrease of approximately $18 million versus the same period in the prior year, primarily driven by payments related to Fuhu and Sproutling in 2016 and changes in foreign currency forward exchange contracts, partially offset by higher capital spending. Cash flows provided by financing activities and other were approximately $61 million, compared to cash flows used for financing activities and other of approximately $210 million in the same period in the prior year, primarily driven by higher short-term borrowings.

_______________________________________________
1 Please refer to Non-GAAP Financial Measures for a glossary of non-GAAP financial measures used herein, including gross sales, adjusted other selling and administrative expenses, adjusted operating income (loss), adjusted earnings (loss) per share and constant currency.
2 Mattel internal analysis, at wholesale; excludes American Girl.
1

NEWS RELEASE

As of June 30, 2017, the Company's debt-to-total capital ratio was 56.1%.
Capital Deployment
On June 14, 2017, the Board of Directors declared a 2017 third quarter cash dividend of $0.15 per share, compared to $0.38 per share in the third quarter of 2016. The dividend will be payable on September 15, 2017, to stockholders of record on August 23, 2017.
Sales by Brand
Mattel Girls and Boys Brands
For the second quarter, worldwide gross sales for Mattel Girls & Boys Brands were $609.9 million, up 10% as reported, and up 11% in constant currency, versus the prior year’s second quarter. Worldwide gross sales for the Barbie brand were down 5% as reported, and down 4% in constant currency, versus the prior year’s second quarter, primarily driven by lower licensing income. Worldwide gross sales for Other Girls brands were down 28% as reported and in constant currency, versus the prior year’s second quarter, primarily driven by declines in Monster High® and Ever After High™. Worldwide gross sales for the Wheels category were down 6% as reported, and down 5% in constant currency, versus the prior year’s second quarter. Worldwide gross sales for the Entertainment business were up 58% as reported, and up 59% in constant currency, versus the prior year's second quarter, primarily driven by sales of Cars® 3 products.
Fisher-Price Brands
For the second quarter, worldwide gross sales for Fisher-Price Brands, which includes the Fisher-Price Core, Fisher-Price Friends and Power Wheels® brands, were $335.0 million, down 3% as reported, and down 2% in constant currency, versus the prior year’s second quarter.
American Girl Brands
For the second quarter, worldwide gross sales for American Girl Brands®, which offers American Girl-branded products directly to consumers, were $64.0 million, down 6% as reported and in constant currency, versus the prior year’s second quarter.
Construction and Arts & Crafts Brands
For the second quarter, worldwide gross sales for Construction and Arts & Crafts Brands, which includes the MEGA BLOKS® and RoseArt® brands, were $53.0 million, down 27% as reported, and down 26% in constant currency, versus the prior year’s second quarter, primarily driven by declines in MEGA BLOKS® licensed products.
Conference Call and Live Webcast
At 5:00 p.m. (Eastern Time) today, Mattel will host a conference call with investors and financial analysts to discuss its 2017 second quarter financial results. The conference call will be webcast on Mattel's Investor Relations website, http://investor.shareholder.com/mattel. To listen to the live call, log on to the website at least 10 minutes early to register, download and install any necessary audio software. An archive of the webcast will be available on the Company's website for 90 days and may be accessed beginning approximately two hours after the completion of the live call. A telephonic replay of the call will be available beginning at 8:00 p.m. Eastern time the evening of the call until Thursday, August 3, 2017, and may be accessed by dialing +1-404-537-3406. The passcode is 47074747.

NEWS RELEASE

Forward-Looking Statements
This press release contains forward-looking statements on a variety of matters. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Some of these factors are described in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and Mattel’s Quarterly Reports on Form 10-Q for fiscal year 2017, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so.
Non-GAAP Financial Measures
To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Mattel presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures that Mattel uses in this earnings release include gross sales, adjusted other selling and administrative expenses, adjusted operating income (loss), adjusted earnings (loss) per share and constant currency. Mattel uses these metrics to analyze its continuing operations and to monitor, assess and identify meaningful trends in its operating and financial performance, and each is discussed in detail below. Mattel believes that the disclosure of non-GAAP financial measures provides useful supplemental information to investors to be able to better evaluate ongoing business performance and certain components of the Company’s results. These measures are not, and should not be viewed as, substitutes for GAAP financial measures. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are attached to this earnings release as exhibits and to our earnings slide presentation as an appendix.
This earnings release and our earnings slide presentation are available on Mattel's Investor Relations website, http://investor.shareholder.com/mattel, under the subheading “Financial Information - Earnings Releases.”
Gross sales
Gross sales represent sales to customers, excluding the impact of sales adjustments. Net sales, as reported, include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross sales as a metric for comparing its aggregate, brand and geographic results to highlight significant trends in Mattel’s business. Changes in gross sales are discussed because, while Mattel records the details of such sales adjustments in its financial accounting systems at the time of sale, such sales adjustments are generally not associated with brands and individual products, making net sales less meaningful. Since sales adjustments are determined by customer rather than at the brand level, Mattel believes that the disclosure of gross sales by brand is useful supplemental information for investors to be able to assess the performance of its underlying brands (e.g., Barbie) and also enhances their ability to compare sales trends over time.
Adjusted other selling and administrative expenses
Adjusted other selling and administrative expenses represents Mattel’s reported other selling and administrative expenses, adjusted to exclude the impact of expenses associated with the acquisition and integration of an acquired business and restructuring and restructuring-related expenses, which are not part of Mattel’s core business. Adjusted other selling and administrative expenses is presented to provide additional perspective on underlying trends in Mattel’s core other selling and administrative expenses, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted operating income (loss)
Adjusted operating income (loss) represents Mattel’s reported operating loss, adjusted to exclude the impact of expenses associated with the acquisition and integration of an acquired business and restructuring and restructuring-related expenses, which are not part of Mattel’s core business. Adjusted operating income (loss) is presented to provide additional perspective on underlying trends in Mattel’s core operating results, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.

NEWS RELEASE

Adjusted earnings (loss) per share
Adjusted earnings (loss) per share represents Mattel’s reported diluted earnings (loss) per common share, adjusted to exclude the impact of expenses associated with the acquisition and integration of an acquired business, restructuring and restructuring-related expenses, sale of non-core assets and currency devaluations, which are not part of Mattel's core business. The aggregate tax effect of the adjustments is calculated by tax effecting the adjustments by the current effective tax rate, and dividing by the reported weighted average number of common and potential common shares.
Adjusted earnings (loss) per share is presented to provide additional perspective on underlying trends in Mattel’s core business. Mattel believes it is useful supplemental information for investors to gauge and compare Mattel’s current earnings results from one period to another. Adjusted earnings (loss) per share is a performance measure and should not be used as a measure of liquidity.
Constant currency
Percentage changes in results expressed in constant currency are presented excluding the impact from changes in currency exchange rates. To present this information, Mattel calculates constant currency information by translating current period and prior period results for entities reporting in currencies other than the US dollar using consistent exchange rates. The consistent exchange rates are determined by Mattel at the beginning of each year and are applied consistently during the year. They are generally different from the actual exchange rates in effect during the current or prior period due to volatility in actual foreign exchange rates. Mattel considers whether any changes to the constant currency rates are appropriate at the beginning of each year. The exchange rates used for these constant currency calculations are generally based on prior year actual exchange rates. The difference between the current period and prior period results using the consistent exchange rates reflects the changes in the underlying performance results, excluding the impact from changes in currency exchange rates. Mattel analyzes constant currency results to provide additional perspective on changes in underlying trends in Mattel’s operating performance. Mattel believes that the disclosure of the percentage change in constant currency is useful supplemental information for investors to be able to gauge Mattel’s current business performance and the longer term strength of its overall business since foreign currency changes could potentially mask underlying sales trends. The disclosure of the percentage change in constant currency enhances investor’s ability to compare financial results from one period to another.
About Mattel
Mattel is a global learning, development and play company that inspires the next generation of kids to shape a brighter tomorrow. Through our portfolio of iconic consumer brands, including American Girl®, Barbie®, Fisher-Price®, Hot Wheels® and Thomas & Friends™, we create systems of play, content and experiences that help kids unlock their full potential. Mattel also creates inspiring and innovative products in collaboration with leading entertainment and technology companies as well as other partners. With a global workforce of approximately 32,000 people, Mattel operates in 40 countries and territories and sells products in more than 150 nations. Visit us online at www.mattel.com.
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Contacts:

News Media	Securities Analysts
Alex Clark	Whitney Steininger
310-252-6397	310-252-2703
alex.clark@mattel.com	whitney.steininger@mattel.com

MAT-FIN MAT-CORP

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Three Months Ended June 30,						For the Six Months Ended June 30,
	2017		2016		Yr / Yr % Change as Reported	Yr / Yr % Change in Constant Currency	2017		2016		Yr / Yr % Change as Reported	Yr / Yr % Change in Constant Currency
(In millions, except per share and percentage information)	$ Amt	% Net Sales	$ Amt	% Net Sales			$ Amt	% Net Sales	$ Amt	% Net Sales
Net Sales	$974.5		$957.3		2%	3%	$1,710.1		$1,826.7		-6%	-6%
Cost of sales	574.8	59.0%	523.7	54.7%	10%		1,031.6	60.3%	1,004.5	55.0%	3%
Gross Profit	399.7	41.0%	433.6	45.3%	-8%	-7%	678.5	39.7%	822.2	45.0%	-17%	-16%
Advertising and promotion expenses	95.5	9.8%	94.8	9.9%	1%		169.1	9.9%	181.7	9.9%	-7%
Other selling and administrative expenses	352.9	36.2%	350.5	36.6%	1%		685.1	40.1%	701.3	38.4%	-2%
Operating Loss	(48.7)	-5.0%	(11.7)	-1.2%	317%	310%	(175.7)	-10.3%	(60.8)	-3.3%	189%	175%
Interest expense	21.9	2.2%	22.6	2.4%	-3%		43.9	2.6%	45.1	2.5%	-3%
Interest (income)	(2.3)	-0.2%	(2.7)	-0.3%	-15%		(4.8)	-0.3%	(5.1)	-0.3%	-6%
Other non-operating expense (income), net	5.4		(1.8)				4.6		22.4
Loss Before Income Taxes	(73.7)	-7.6%	(29.8)	-3.1%	148%	129%	(219.4)	-12.8%	(123.2)	-6.7%	78%	68%
Benefit from income taxes	(17.6)		(10.7)				(50.1)		(31.1)
Net Loss	$(56.1)	-5.8%	$(19.1)	-2.0%	193%		$(169.3)	-9.9%	$(92.1)	-5.0%	84%
Net Loss Per Common Share - Basic	$(0.16)		$(0.06)				$(0.49)		$(0.27)
Weighted average number of common shares	343.1		340.9				343.0		340.7
Net Loss Per Common Share - Diluted	$(0.16)		$(0.06)				$(0.49)		$(0.27)
Weighted average number of common and potential common shares	343.1		340.9				343.0		340.7

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,		December 31,
	2017	2016	2016
(In millions)	(Unaudited)
Assets
Cash and equivalents	$275.4	$317.8	$869.5
Accounts receivable, net	917.7	794.6	1,115.2
Inventories	935.9	891.8	613.8
Prepaid expenses and other current assets	373.6	361.7	341.5
Total current assets	2,502.6	2,365.9	2,940.0
Property, plant, and equipment, net	807.8	736.5	774.0
Other noncurrent assets	2,857.5	2,829.2	2,779.8
Total Assets	$6,167.9	$5,931.6	$6,493.8

Liabilities and Stockholders’ Equity
Short-term borrowings	$506.8	$67.0	$192.2
Current portion of long-term debt	250.0	300.0	—
Accounts payable and accrued liabilities	1,001.3	997.6	1,293.7
Income taxes payable	4.4	8.6	19.7
Total current liabilities	1,762.5	1,373.2	1,505.6
Long-term debt	1,885.7	1,786.1	2,134.3
Other noncurrent liabilities	452.3	462.0	446.1
Stockholders’ equity	2,067.4	2,310.3	2,407.8
Total Liabilities and Stockholders’ Equity	$6,167.9	$5,931.6	$6,493.8

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)

	June 30,
(In millions, except days and percentage information)	2017	2016
Key Balance Sheet Data:
Accounts receivable, net days of sales outstanding (DSO)	85	75
Total debt outstanding	$2,642.5	$2,153.1
Total debt-to-total capital ratio	56.1%	48.2%

	Six Months Ended June 30,
(In millions)	2017 (a)	2016
Condensed Cash Flow Data:
Cash flows (used for) operating activities	$(549)	$(241)
Cash flows (used for) investing activities	(106)	(124)
Cash flows provided by (used for) financing activities and other	61	(210)
Decrease in cash and equivalents	$(594)	$(575)

(a)	Amounts shown are preliminary estimates. Actual amounts will be reported in Mattel's Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

WORLDWIDE GROSS SALES INFORMATION (Unaudited)
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended June 30,				For the Six Months Ended June 30,

(In millions, except percentage information)	2017	2016	% Change as Reported	% Change in Constant Currency	2017	2016	% Change as Reported	% Change in Constant Currency
Reconciliation of Non-GAAP to GAAP Financial Measure:
Net Sales	$974.5	$957.3	2%	3%	$1,710.1	$1,826.7	-6%	-6%
Sales Adjustments[1]	94.0	95.5			173.0	188.2
Gross Sales	$1,068.5	$1,052.8	1%	2%	$1,883.1	$2,014.9	-7%	-6%

Worldwide Gross Sales by Brand:
Mattel Girls & Boys Brands	$609.9	$553.7	10%	11%	$1,051.0	$1,081.6	-3%	-2%
Fisher-Price Brands	335.0	346.3	-3	-2	581.9	618.9	-6	-5
American Girl Brands	64.0	68.1	-6	-6	146.2	161.4	-9	-9
Construction and Arts & Crafts Brands	53.0	72.3	-27	-26	91.5	134.2	-32	-31
Other	6.6	12.4			12.5	18.8
Gross Sales	$1,068.5	$1,052.8	1%	2%	$1,883.1	$2,014.9	-7%	-6%

Worldwide Gross Sales - Mattel Girls & Boys Brands:
Barbie	$152.2	$160.5	-5%	-4%	$275.6	$301.7	-9%	-8%
Other Girls	50.6	70.4	-28	-28	98.4	142.7	-31	-31
Wheels	153.2	162.2	-6	-5	293.0	297.2	-1	-1
Entertainment	253.9	160.6	58	59	384.0	340.0	13	14
Gross Sales	$609.9	$553.7	10%	11%	$1,051.0	$1,081.6	-3%	-2%

1 Sales adjustments are not allocated to individual products. As such, net sales are only presented on a consolidated basis and not on a brand level.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT IV

GROSS SALES BY REGION (Unaudited)
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended June 30,				For the Six Months Ended June 30,

(In millions, except percentage information)	2017	2016	% Change as Reported	% Change in Constant Currency	2017	2016	% Change as Reported	% Change in Constant Currency
Total International Region
Net Sales	$428.7	$395.8	8%	10%	$740.2	$715.1	4%	5%
Sales Adjustments	65.0	69.4			119.8	124.9
Gross Sales	$493.7	$465.2	6%	8%	$860.0	$840.0	2%	4%

International Region Gross Sales
Europe
Net Sales	$188.4	$183.6	3%	6%	$362.4	$376.3	-4%	-1%
Sales Adjustments	32.8	33.4			66.3	72.0
Gross Sales	$221.2	$217.0	2%	5%	$428.7	$448.3	-4%	-1%

Latin America
Net Sales	$118.1	$106.9	11%	10%	$177.6	$167.1	6%	5%
Sales Adjustments	16.2	17.4			26.5	24.4
Gross Sales	$134.3	$124.3	8%	7%	$204.1	$191.5	7%	5%

Asia Pacific
Net Sales	$122.2	$105.3	16%	18%	$200.2	$171.7	17%	19%
Sales Adjustments	16.0	18.6			27.0	28.5
Gross Sales	$138.2	$123.9	11%	14%	$227.2	$200.2	14%	16%

International Region Gross Sales by Brand:
Mattel Girls & Boys Brands	$325.9	$282.2	16%	17%	$564.3	$525.3	7%	9%
Fisher-Price Brands	145.9	152.9	-5	-2	259.7	265.3	-2%	1%
Construction and Arts & Crafts Brands	21.9	27.8	-21	-20	36.0	47.0	-23%	-22%
Other	—	2.3			—	2.4
Gross Sales	$493.7	$465.2	6%	8%	$860.0	$840.0	2%	4%

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT V

GROSS SALES INFORMATION (Unaudited)

	For the Three Months Ended June 30,				For the Six Months Ended June 30,

(In millions, except percentage information)	2017	2016	% Change as Reported	% Change in Constant Currency	2017	2016	% Change as Reported	% Change in Constant Currency
North American Region Gross Sales[1]
Net Sales	$545.8	$561.5	-3%	-3%	$969.9	$1,111.6	-13%	-13%
Sales Adjustments[2]	29.0	26.1			53.2	63.3
Gross Sales	$574.8	$587.6	-2%	-2%	$1,023.1	$1,174.9	-13%	-13%

North American Region Gross Sales by Brand:
Mattel Girls & Boys Brands	$284.0	$271.5	5%	5%	$486.7	$556.3	-13%	-12%
Fisher-Price Brands	189.1	193.4	-2	-2	322.2	353.6	-9	-9
American Girl Brands	64.0	68.1	-6	-6	146.2	161.4	-9	-9
Construction and Arts & Crafts Brands	31.1	44.5	-30	-30	55.5	87.2	-36	-37
Other	6.6	10.1			12.5	16.4
Gross Sales	$574.8	$587.6	-2%	-2%	$1,023.1	$1,174.9	-13%	-13%

1 Consists of U.S., Canada, and American Girl.
2 Sales adjustments are not allocated to individual products. As such, net sales are only presented on a consolidated basis and not on a brand level.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VI

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(In millions, except per share and percentage information)	2017	2016	2017	2016

Other Selling and Administrative Expenses
Other Selling and Administrative Expenses, As Reported	$352.9	$350.5	$685.1	$701.3
% of Net Sales	36.2%	36.6%	40.1%	38.4%
Adjustments:
Non-recurring Executive Compensation	(2.8)	—	(4.7)	—
Integration & Acquisition Costs[1]	—	(0.5)	—	(1.1)
Severance and Restructuring Expenses	(5.8)	(17.4)	(8.8)	(27.2)
Other Selling and Administrative Expenses, As Adjusted	$344.3	$332.6	$671.6	$673.0
% of Net Sales	35.3%	34.7%	39.3%	36.8%

Operating Loss
Operating Loss, As Reported	$(48.7)	$(11.7)	$(175.7)	$(60.8)
Adjustments:
Non-recurring Executive Compensation	2.8	—	4.7	—
Integration & Acquisition Costs[1]	—	0.5	—	1.1
Severance and Restructuring Expenses	5.8	17.4	8.8	27.2
Operating Loss, As Adjusted	$(40.1)	$6.2	$(162.2)	$(32.5)

Earnings Per Share
Net Loss Per Common Share, As Reported	$(0.16)	$(0.06)	$(0.49)	$(0.27)
Adjustments:
Non-recurring Executive Compensation	0.01	—	0.01	—
Severance and Restructuring Expenses	0.02	0.05	0.03	0.08
Sale of Assets	—	—	—	(0.01)
Venezuela Currency Devaluation Loss	—	—	—	0.07
Tax Effect of Adjustments[2]	(0.01)	(0.01)	(0.01)	(0.03)
Net Loss Per Common Share, As Adjusted	$(0.14)	$(0.02)	$(0.46)	$(0.16)

1Includes Integration & Acquisition Costs for Fuhu and Sproutling in 2016.
2The aggregate tax effect of the adjustments is calculated by tax effecting the adjustments by the current effective tax rate, and dividing by the reported weighted average number of common and potential common shares.